Exhibit 99.1

BLACKSTONE MORTGAGE TRUST ANNOUNCES THE

APPOINTMENT OF PAUL QUINLAN AS CHIEF FINANCIAL OFFICER

New York, NY – December 10, 2013 – Blackstone Mortgage Trust, Inc. (NYSE: BXMT) (the “Company”) today announced that Paul D. Quinlan, a Managing Director in the finance division of Blackstone, has been appointed Chief Financial Officer of the Company. Mr. Quinlan will succeed Geoffrey Jervis, who, as previously announced by the Company, has resigned to pursue other opportunities.

“We are excited to announce Paul Quinlan as our new CFO. Paul was a key member of the Blackstone deal team for the strategic transaction with Capital Trust prior to its “re-IPO” as BXMT. We think Paul’s background with the Company and success in key roles at Blackstone make him uniquely qualified to serve as our CFO” said Stephen D. Plavin, Chief Executive Officer of the Company.

Mr. Quinlan, age 36, will also serve as the CFO of Blackstone’s Real Estate Debt Strategies group, which encompasses all of Blackstone’s commercial real estate debt investment vehicles ($10 billion in assets under management), including the Company. Mr. Quinlan most recently served as Blackstone’s Head of Financial Planning & Business Development, with oversight of management and public reporting, and strategic mergers and acquisitions. Mr. Quinlan was also the CFO for Blackstone Advisory Partners L.P., encompassing Blackstone’s Advisory, Restructuring & Reorganization and Capital Markets businesses. From 2004 until joining Blackstone in 2010, Mr. Quinlan worked as a Director in the Global Principal Investments Group at Bank of America Merrill Lynch, focusing on strategic corporate mergers, acquisitions, divestitures and private equity investments. Prior to this, Mr. Quinlan worked in investment banking at Merrill Lynch and PricewaterhouseCoopers Securities. Mr. Quinlan received a B.S. in Finance and English cum laude from Georgetown University and an M.B.A. with distinction from New York University’s Stern School of Business.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust, Inc. (NYSE: BXMT) is a real estate finance company that primarily originates and purchases senior mortgage loans collateralized by properties in the United States and Europe. The company is externally managed by BXMT Advisors L.L.C., a subsidiary of The Blackstone Group L.P., or Blackstone, and is a real estate investment trust traded on the NYSE under the symbol “BXMT.” Blackstone Mortgage Trust, Inc. is headquartered in New York City. Further information is available at www.bxmt.com.

About Blackstone

Blackstone (NYSE: BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s asset management businesses include investment vehicles focused on private equity, real estate, hedge fund solutions, non-investment grade credit, secondary funds, and multi asset class exposures falling outside of other funds’ mandates. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this press release are subject to certain risks and uncertainties including, but not limited to, the risks indicated from time to time in Blackstone Mortgage Trust, Inc.’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. Blackstone Mortgage Trust, Inc. assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

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